                                   MGI2, INC.

                                 CODE OF ETHICS

                                  APRIL 7, 2000


SECTION 1:                 STATEMENT OF PURPOSE AND APPLICABILITY


         (A) COVERED ENTITY. MGi2, Inc., a Delaware corporation (the "Company"), has elected to be regulated as a business development company (a "BDC") under the Investment Company Act of 1940, as amended (the "1940 Act").


         (B)      STATEMENT OF PURPOSE

                  (l) INTRODUCTION. As a registered investment company, an investment company regulated as a BDC has a fiduciary duty to its shareholders, a duty that is recognized under the federal securities laws and regulations governing the Company's operations. In particular, the 1940 Act establishes as a matter of federal law the fiduciary status of affiliates of an investment company VIS-A-VIS such company and regulates and controls the relationship between an investment company, its officers and employees, its investment advisers, and officers and employees of such advisers. The 1940 Act specifically prohibits certain types of financial transactions involving, directly or indirectly, both an investment company and its investment adviser or officers or employees of such adviser unless prior approval is obtained from the U.S. Securities and Exchange Commission (the "SEC").

                           An underlying policy of the 1940 Act is to prohibit any person who is connected with an investment company or an investment adviser of such company from deriving hidden profit from his or her association with such company. The 1940 Act, among other things, prohibits persons affiliated with an investment company from engaging in practices that constitute fraud or deceit upon the company or its shareholders, including the practice of its directors, officers, or employees or of any investment manager, investment adviser, or their employees of trading privately (I.E., for their own accounts) in securities at a time when the investment company is caused to trade in the same securities in order to benefit these affiliated persons. Thus, the 1940 Act requires investment company directors, officers, and employees as well as investment managers and advisers, employees of investment managers and advisers and other affiliates to serve the company with undivided loyalty.

                  (2) CODE OF ETHICS. Rule 17j-1, promulgated by the SEC pursuant to Section 17(j) of the 1940 Act and made applicable to BDCs by Section 59 of the 1940 Act, makes it unlawful for affiliated persons of the
                           Company: (i) to employ any device, scheme or artifice to defraud the Company; (ii) to make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Company; or (iv) to engage in any manipulative practice with respect to the Company.

                           Rule 17j-1 also requires investment companies and their investment advisers (including subadvisers) and principal underwriters to adopt written codes of ethics reasonably designed to prevent their officers and directors, as well as any employees who participate in the selection of a company's portfolio securities or who have access to information regarding a company's impending purchases and sales of portfolio securities, from engaging in conduct prohibited by the rule as described in (i) - (iv) above. Therefore, the Company has adopted the conduct standards contained in this Code of Ethics ("Code") for such individuals.

                           This Code is based upon the following general fiduciary principles:

                           (a) the duty at all times to place the interests of shareholders first;

                           (b) the requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

                           (c) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

                  (3) SCOPE OF THE CODE. This Code constitutes the Code of Ethics of the Company. This Code covers the conduct (including the personal securities transactions) of each officer and director of the Company, as well as of any employees of the Company who participate in the selection of the Company's portfolio securities or who have access to information regarding the Company's impending purchases and sales of portfolio securities.

SECTION II:  DEFINITIONS

         (A) ACCESS PERSON. "Access Person" means any director (including an Advisory Board member), officer, or "Advisory Person" of the Company.

         (B) ADVISER. "Adviser" means any individual or entity that may from time to time serve as an investment adviser to the Company (or an investment subadviser to the Company or an Adviser).

         (C) ADVISORY PERSON. "Advisory person" of the Company means: (i) any employee of the Company or of any company in a control relationship to the Company, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (ii) any director, officer, or employee of the Adviser, or of any company in a control relationship with such an entity, which director, officer, or employee, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (iii) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of security.

                  A person does not become an "Advisory Person" simply by virtue of normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading of securities; or obtaining knowledge in a single instance of current recommendations or trading activity; or infrequently and inadvertently obtaining such knowledge.

         (D) BENEFICIAL INTEREST. "Beneficial Interest" includes any entity, person, trust, or account with respect to which an Access Person exercises investment discretion or provides investment advice. A beneficial interest shall be presumed to include all accounts in the name of or for the benefit of the Access Person, his or her spouse, dependent children, or any person living with him or her or to whom he or she contributes economic support.

         (E) BENEFICIAL OWNERSHIP. "Beneficial Ownership" shall be determined in accordance with Rule 16a-l(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect Beneficial Ownership shall apply to all securities, and not just EQUITY securities, that an Access Person has or acquires. Rule 16a-1(a)(2) provides that the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in any equity security. Therefore, an Access Person may be deemed to have

                  Beneficial Ownership of securities held by members of his or her immediate family sharing the same household, or by certain partnerships, trusts, corporations, or other arrangements.

         (F) CONTROL. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally, control means the power to exercise a controlling influence on the management or policies of a company, unless such power is solely the result of an official position with such company.

         (G) COVERED SECURITY. "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include (i) direct delegations of the Government of the United States; (ii) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end registered investment companies.

         (H) DESIGNATED OFFICER. "Designated Officer" shall mean the officer of the Company designated by the Board of Directors from time to time to be responsible for management of compliance with this Code. The Designated Officer may appoint a designee to carry out certain of his or her functions pursuant to this Code.

         (I) DISINTERESTED DIRECTOR. "Disinterested Director" means a director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

         (J) COMPANY. The "Company" means MGi2, Inc., a Delaware corporation.

         (K) PURCHASE OR SALE OF A COVERED SECURITY. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security, or the use of a derivative product to take a position in a Covered Security.

SECTION III:  STANDARDS OF CONDUCT

         (A)      GENERAL STANDARDS

                  (1) No Access Person shall engage, directly or indirectly, in any business transaction or arrangement for personal profit that is inconsistent with the best interests of the Company or its shareholders; nor shall he or she make use of any confidential information gained by reason of his or her employment by or affiliation with the Company or an Adviser or affiliates thereof in order to derive a personal profit for himself or herself or for any

                           Beneficial Interest, in violation of the fiduciary duty owed by the Company's affiliates to the Company or its shareholders.

                  (2) Any Access Person recommending or authorizing the purchase or sale of a Covered Security by the Company shall, at the time of such recommendation or authorization, disclose any Beneficial Interest in or Beneficial Ownership of such Covered Security or the issuer thereof.

                           (a) his or her Beneficial Ownership of any Covered Securities of such issuer;

                           (b) any transaction he or she contemplates in such Covered Securities;

                           (c) any position that he or she holds with such issuer;

                           (d)      any present or proposed business
                                    relationship that he or she (or any
                                    Beneficial Interest of his or hers) may have with the issuer or its affiliates.

                  (3) No Access Person shall dispense any information concerning securities holdings or securities transactions of the Company to anyone outside the Company, without obtaining prior written approval from the Designated Officer, the equivalent officer of the Adviser, or such person or persons as these individuals may designate to act on their behalf. Notwithstanding the preceding sentence, such Access Person may dispense such infor- mation without obtaining prior written approval:

                           (a) when there is a public report containing the same information;

                           (b) when such information is dispensed in accordance with compliance procedures established to prevent conflicts of interest between the Company and its affiliates;

                           (c) when such information is reported to directors of the Company; or

                           (d) in the ordinary course of his or her duties on behalf of the Company.

                  (4) All personal securities transactions should be conducted consistent with this Code and in such a manner as to avoid actual or potential conflicts of interest, the appearance of a conflict of interest, or any abuse of an individual's position of trust and responsibility within the Company.

         (B)      PROHIBITED TRANSACTIONS

                  (1) GENERAL PROHIBITION. No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which such Access Person knows or should have known at the time of such purchase or sale:

                           (a) is being considered for purchase or sale by the Company, or

                           (b)      is being purchased or sold by the Company.

                  (2) INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS. No Advisory Person shall purchase, directly or indirectly, any Covered Securities in which he or she by reason of such transaction acquires any direct or indirect Beneficial Ownership pursuant to an initial public offering, private placement or other private offering of Covered Securities, UNLESS such Access Person shall have obtained prior written approval for such purpose from the Designated Officer. A record of any decision to approve the request, and the reasons underlying the decision, must be maintained for at least five years after the end of the fiscal year in which the approval is granted. In determining whether such prior approval shall be granted, the Designated Officer shall take into account whether the opportunity to purchase such Covered Securities is being offered to such Advisory Person because of his or her position with the Company, and whether the opportunity to purchase such Covered Securities should be reserved for the Company. Advisory Persons who purchase Covered Securities pursuant to such prior approval shall disclose that investment if they later become aware of or play a part in the Company's subsequent consideration of an investment in the issuer of the Covered Securities. In such circumstances, the Company's decision to purchase Covered Securities of the issuer shall be subject to an independent review by an Advisory Person with no personal interest in the issuer.

                  (3)      BLACKOUT PERIODS

                           (a) OPEN ORDER BLACKOUT PERIOD. No Access Person shall purchase or sell, directly or indirectly, any Covered Securities in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership on any day during which the Company has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn.

                           (b) FIFTEEN DAY BLACKOUT PERIOD. No Advisory Person shall purchase or sell, directly or indirectly, any Covered Securities in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within seven days before and after the Company trades in that Covered Security.

                  (4) SHORT-TERM TRADING. No Advisory Person shall profit in the purchase and sale, or sale and purchase, directly or indirectly, of the same (or equivalent) Securities in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within 60 calendar days. Exceptions to this short-term trading prohibition may be made on a case-by-case basis with the prior written approval of the Designated Officer when no abuse appears to be involved and the equities of the situation strongly support such an exception.

                  (5) GIFTS. No Advisory Person may accept, directly or indirectly, any gift, favor, or service of more than a DE MINIMIS value from any person with whom he or she transacts business on behalf of the Company under circumstances when to do so would conflict with the Company's best interests or would impair the ability of such person to be completely disinterested when required, in the course of business, to make judgments and/or recommendations on behalf of the Company.

                  (6) SERVICE AS DIRECTOR. No Advisory Person shall serve on the board of directors of a publicly traded company without prior written authorization of the Designated Officer based upon a determination that the board service would be consistent with the interests of the Company and its shareholders.

         (C)      EXEMPTED TRANSACTIONS. The prohibitions of Sections III(A) and
                  (B) of this Code shall not apply to the following transactions, although the reporting provisions of Section IV(B) of this Code, which requires mandatory reporting of Covered Securities transactions by certain Access Persons, will continue to apply to such transactions where applicable:

                  (1) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

                  (2) Purchases or sales of Covered Securities that are not eligible for purchase or sale by the Company.

                  (3) Purchases or sales that are non-volitional on the part of either the Access Person or the Company.

                  (4) Purchases that are part of an automatic dividend reinvestment plan.

                  (5) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  (6) Purchases or sales that receive the prior approval of the Designated Officer because the Designated Officer has determined that particular purchase or sale to be only remotely potentially harmful to the Company, because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the Covered Securities to be purchased, sold, or held by the Company.

SECTION IV:  PROCEDURES TO IMPLEMENT CODE OF ETHICS

         The following procedures have been established to assist Access Persons in avoiding a violation of this Code, and to assist the Company in preventing, detecting, and imposing sanctions for violations of this Code. Every Access Person must follow these procedures. Questions regarding these procedures should be directed to the Designated Officer.

         (A) PRE-CLEARANCE OF SECURITY TRANSACTIONS. No Advisory Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, unless such purchase or sale has been pre-cleared by the Designated Officer. Such pre-clearance shall be effective for five days.

         (B)      REPORTING REQUIREMENTS.

                  (1)      APPLICABILITY

                           All Access Persons are subject to the reporting requirements set forth in Section IV(B)(2) except:

                           (a) with respect to transactions effected for, and Covered Securities held in, any account over which the Access Person has no direct or indirect influence or control;

                           (b) a Disinterested Director who would be required to make a report solely by reason of being a Director need not make an initial holdings report or an annual holdings report. Furthermore, such Disinterested Director need not make a quarterly transaction report unless the Director knew or, in the ordinary course of fulfilling his or her official duties as a Director, should have known that during the 15-day period immediately before or after the Director's transaction in a Covered Security, the Company purchased or sold the Covered Security, or the Company considered purchasing or selling the Covered Security;

                           (c) an Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser if all the information in the report would duplicate that contained in reports required under Rule 204-2 of the Investment Advisers Act; or

                           (d) an Access Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company with respect to the Access Person.

                  (2)      REPORT TYPES

                           (a) INITIAL HOLDINGS REPORT. An Access Person must file an initial report not later than 10 days after person becomes an Access Person. The initial report must (i) contain the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (ii) identify any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person, and (iii) indicate the date that the report is filed with the Designated Person. A copy of the report is attached hereto as Exhibit B.

                           (b) QUARTERLY TRANSACTIONS REPORT. An Access Person must file a quarterly transaction report not later than 10 days after the end of a calendar quarter. With respect to any transaction made during the reporting quarter, the quarterly transaction report must contain (i) the transaction date, title, interest date and maturity date (if applicable), the number of shares and the principal amount of each Covered Security; (ii) the nature of the transaction;
                           (iii) the price of the Covered Security at which the transaction occurred; (iv) the name of the broker, dealer or bank through which the transaction was effected; and (v) the date that the report is submitted by the Access Person. With respect to any account established by an Access Person during the reporting quarter in which Covered Securities were held, the Access Person must report the date the account was established and the date the report is submitted. A copy of the report is attached hereto as Exhibit C.

                           (c) ANNUAL HOLDINGS REPORT. An Access Person must file annually an annual holdings report. The annual report must contain (i) the title, number of shares, and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (ii)the name of any broker, dealer or bank in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and (iii) the date the report is submitted. A copy of the report is attached hereto as Exhibit D.

                           (d) CONFIRMATIONS AND ACCOUNT STATEMENTS. Every Advisory Person shall direct his or her broker to provide to the Designated Officer (i) duplicate confirmations of all transactions in any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, and (ii) copies of periodic statements for all investment accounts in which they have Beneficial Ownership.

                           (e) COMPANY AND INVESTMENT ADVISER REPORTS. No less frequently than annually, the Company and any investment adviser, if applicable, must furnish to the Board of Directors and the Board of Directors must consider, a written report that:

                                    (i) describes any issues arising under the Code of Ethics or procedures since the last report to the Board of Directors, including but no limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

                                    (ii) certifies that the Company and
                                    investment adviser, if applicable, has
                                    adopted procedures reasonably necessary to prevent Access Persons from violating the code.

                  (3) DISCLAIMER OF BENEFICIAL OWNERSHIP. Any report required under this Section IV may contain a statement that the report shall not be construed as an admission by the person submitting such duplicate confirmation or account statement or making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

                  (4) REVIEW OF REPORTS. The reports, duplicate confirmations, and account statements required to be submitted under this Section IV shall be delivered to the Designated Officer. The Designated Officer shall review such reports, duplicate confirmations, and account statements to determine whether any transactions recorded therein constitute a violation of the Code of Ethics. Before making any determination that a violation has been committed by any Access Person, such Access Person shall be given an opportunity to supply additional explanatory material. The Designated Officer shall maintain copies of the reports, confirmations, and account statements as required by Rule 17j-1(d).

                  (5) ACKNOWLEDGMENT AND CERTIFICATION. Upon becoming an Access Person and annually thereafter, all Access Persons shall sign an acknowledgment and certification of their receipt of and intent to comply with this Code in the form attached hereto as Exhibit A and return it to the Designated Officer.

                  (6) RECORDS. The Company shall maintain records with respect to this Code in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission.

                           (a) A copy of this Code and any other Code of Ethics of the Company that is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

                           (b) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

                           (c) A copy of each report made or duplicate confirmation or account statement received pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

                           (d) A list of all persons who are, or within the past five years have been, required to submit duplicate confirmations or account statements or to make reports pursuant to this Code shall be maintained in an easily accessible place.

                  (7) CONFIDENTIALITY. All reports of Covered Securities transactions, duplicate confirmations, account statements, and any other information filed with the Company or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the SEC.

                  (8) DUAL REPORTING OBLIGATIONS. Employees, officers and directors of an Adviser subject to substantially similar reporting obligations set forth under the Adviser's code of ethics are not subject to the reporting requirements set forth in this Code.

SECTION V:  SANCTIONS

         Upon determination that a violation of this Code has occurred, the Board of Directors of the Company may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator. All violations of this Code and any sanctions imposed with respect thereto shall be periodically reported to the Board of Directors of the Company.

SECTION VI:  MONITORING OF SERVICE PROVIDERS

         The Designated Officer of the Company shall, prior to effectiveness of this Code, and periodically thereafter as appropriate, verify that each investment adviser has adopted a code of ethics and that such code of ethics meets all applicable legal requirements and is consistent with the goals and scope of this Code of Ethics. Prior to initially retaining the services of an investment adviser, the Board of Directors, including a majority of the Disinterested Directors, must approve the code of ethics of the investment adviser. Before the Board of Directors can consider the investment adviser's code of ethics, the investment adviser must certify to the Board that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's code of ethics. The Board of Directors must also approve a material change to a code of ethics no later than six months after adoption of the material change.

                                    EXHIBIT A
                        ACKNOWLEDGMENT AND CERTIFICATION

         I acknowledge receipt of the Code of Ethics of the MGi2, Inc. I have read and understand such Code of Ethics and agree to be governed by it at all times Further, if I have been subject to the Code of Ethics during the preceding year, I certify that I have complied with the requirements of the Code of Ethics and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.


                                             -----------------------------------
                                             (signature)


                                             -----------------------------------
                                             (please print name)


Date:
     ----------------------

                                    EXHIBIT B
                             INITIAL HOLDINGS REPORT



Name                                              Date
    -----------------------                           ---------------------



NAME OF ISSUER                   NUMBER OF SHARES              PRINCIPAL AMOUNT







         I certify that the foregoing is a complete and accurate list of all securities in which I have any Beneficial Ownership.


                                            --------------------------------
                                            Signature

                                    EXHIBIT C
                          QUARTERLY TRANSACTION REPORT



Name                                              Date
    -----------------------                           ---------------------


DATE     NAME OF     NUMBER    INTEREST     MATURITY    PRINCIPAL     TYPE OF       NAME OF
         ISSUER        OF        DATE         DATE       AMOUNT     TRANSACTION     BROKER/
         ------      SHARES      ----         ----       ------     -----------     DEALER/
                     ------                                                          BANK
                                                                                    -------







         I certify that the foregoing is a complete and accurate list of all securities in which I have any Beneficial Ownership.


                                               --------------------------------
                                               Signature

                                    EXHIBIT D
                             ANNUAL HOLDINGS REPORT


Name                                              Date
    -----------------------                           ---------------------


NAME OF ISSUER      NUMBER OF SHARES      PRINCIPAL AMOUNT        NAME OF
--------------      ----------------      ----------------  BROKER/DEALER/BANK
                                                            ------------------







         I certify that the foregoing is a complete and accurate list of all securities in which I have any Beneficial Ownership.


                                                --------------------------------
                                                Signature

                                    EXHIBIT E
                     PERSONAL SECURITIES ACCOUNT INFORMATION


Name                                              Date
    -----------------------                           ---------------------


      SECURITIES
FIRM NAME AND ADDRESS             ACCOUNT NUMBER                ACCOUNT NAME(S)
---------------------             --------------                ---------------








         I certify that the foregoing is a complete and accurate list of all securities accounts in which I have any Beneficial Ownership.



                                                 -------------------------------
                                                 Signature